M/A-COM Technology Solutions Holdings, Inc. Reports First Quarter

Fiscal Year 2013 Financial Results

LOWELL, MA, January 29, 2013 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“M/A-COM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for the quarter ended December 28, 2012.

First Quarter Fiscal Year 2013 GAAP Results

•	Revenue was $75.0 million, compared to $74.6 million in the prior quarter;

•	Gross margin was 43.0 percent, compared to 42.3 percent in the prior quarter;

•	Operating margin was 15.7 percent, compared to 19.5 percent in the prior quarter;

•	Net income was $6.1 million, or $0.13 per diluted share, compared to a net income of $17.0 million, or $0.36 per diluted share in the prior quarter; and

•	Cash and cash equivalents totaled $92.6 million at December 28, 2012.

First Quarter Fiscal Year 2013 Non-GAAP Results

•	Gross margin was 44.0 percent, compared to 43.9 percent in the prior quarter;

•	Operating margin was 18.4 percent, compared to 20.5 percent in the prior quarter; and

•	Net income was $9.7 million, or $0.20 per diluted share, compared to net income of $10.4 million, or $0.22 per diluted share in the prior quarter.

Commenting on the results, John Croteau, President and Chief Executive Officer of M/A-COM, stated, “I am pleased to report that we achieved sequential and year-over-year revenue growth during our fiscal first quarter despite macroeconomic headwinds across our end markets. Additionally, we delivered gross margin and earnings per share results that were within our previously announced guidance range.”

Mr. Croteau noted, “During the quarter, our Automotive sales continued to outperform, exceeding our original plans and prompting us to report it as a separate and fourth end market. These sales are accretive to corporate operating margins, and we expect them to remain stable and rewarding for years to come. The strength in Automotive was offset by our Networks and Aerospace & Defense markets, which were down sequentially primarily due to customers’ year-end inventory management, especially in Asia. That said, current backlog for new Optoelectronics products will drive sequential growth in fiscal Q2, with continued momentum moving into the second half of the year.”

Business Outlook

M/A-COM currently expects second quarter of fiscal 2013 revenue to range between $75 million and $80 million, non-GAAP gross margin between 44 and 45 percent, and non-GAAP earnings per diluted share between $0.20 and $0.24, based on 48 million shares outstanding.

Conference Call

M/A-COM will host a conference call on Tuesday, January 29, 2013 at 5:00 p.m. Eastern Time to discuss its first quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 86205719. International callers may join the teleconference by dialing 1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 3 business days. The replay number is 1-855-859-2056 with a pass code of 86205719. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of M/A-COM’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of M/A-COM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About M/A-COM Technology Solutions Holdings, Inc.

M/A-COM (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, M/A-COM serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. M/A-COM builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, M/A-COM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. M/A-COM has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on M/A-COM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our business outlook and future results of operations, our future expectations for our Automotive business and Optoelectronics products, and any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect M/A-COM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although M/A-COM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for continued weakness in our Networks market, lower than expected demand in our Automotive market or any or all of our primary markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the potential for defense spending cuts, program cancellations or sequestration, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the impact of any current or future litigation instituted by or against us, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in M/A-COM’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended September 28, 2012 as filed with the SEC on November 28, 2012. M/A-COM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, M/A-COM provides investors with non-GAAP financial reporting, including gross margin, operating margin, net income and other data calculated on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, Optomai litigation costs, changes in the carrying values of liabilities measured at fair value, other non-cash expenses and certain income tax items. In addition, certain cash flow activities are reported on a non-GAAP basis. Management does not believe that the excluded items are reflective of M/A-COM’s underlying performance. The exclusion of these and other similar items from M/A-COM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. M/A-COM believes this non-GAAP financial information provides additional insight into M/A-COM’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of M/A-COM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended
	December 28, 2012	September 28, 2012	December 30, 2011
Revenue	$75,014	$74,563	$73,035
Cost of revenue	42,749	43,029	41,620

Gross profit	32,265	31,534	31,415

Operating expenses:
Research and development	9,823	7,960	9,891
Selling, general and administrative	10,867	11,730	11,278
Accretion of contingent consideration	(172)	(2,945)	169
Restructuring charges	—	276	1,586

Total operating expenses	20,518	17,021	22,924

Income from operations	11,747	14,513	8,491

Other income (expense):
Accretion of common stock warrant liability	(2,026)	5,966	1,458
Accretion of Class B conversion liability	—	—	13,620
Interest expense	(226)	(150)	(181)
Other income - related party	84	94	—

Total other income expense	(2,168)	5,910	14,897

Income before income taxes	9,579	20,423	23,388
Income tax provision	3,471	3,465	1,346

Net income	6,108	16,958	22,042
Accretion of redeemable preferred stock and participating stock dividends	—	(49)	(21,291)

Net income attributable to common stockholders	$6,108	$16,909	$751

Net income per share:
Basic	$0.13	$0.37	$0.43

Diluted	$0.13	$0.36	$0.20

Shares used to compute net income per share:
Basic	45,511	45,235	1,747

Diluted	46,870	46,913	3,753

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	December 28, 2012		September 28, 2012		December 30, 2011
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$32,265	43.0%	$31,534	42.3%	$31,415	43.0%
Amortization expense	474	0.6	841	1.1	382	0.5

Non-cash compensation expense	288	0.4	335	0.4	36	—

Gross profit - non-GAAP	$33,027	44.0%	$32,710	43.9%	$31,833	43.6%

Research and Development - GAAP	$9,823	13.1%	$7,960	10.7%	$9,891	13.5%
Non-cash compensation expense	(321)	(0.4)	(367)	(0.5)	(106)	(0.1)

Research and Development - non-GAAP	$9,502	12.7%	$7,593	10.2%	$9,785	13.4%

Selling, General and Administrative - GAAP	$10,867	14.5%	$11,730	15.7%	$11,278	15.4%
Amortization expense	(315)	(0.4)	(545)	(0.7)	(258)	(0.4)
Non-cash compensation expense	(654)	(0.9)	(871)	(1.2)	(391)	(0.5)
Optomai litigation costs	(195)	(0.3)	(484)	(0.6)	—	—

Selling, General and Administrative - non-GAAP	$9,703	12.9%	$9,830	13.2%	$10,629	14.6%

Total operating expenses - GAAP	$20,518	27.4%	$17,021	22.8%	$22,924	31.4%
Amortization expense	(315)	(0.4)	(545)	(0.7)	(258)	(0.4)
Non-cash compensation expense	(975)	(1.3)	(1,238)	(1.7)	(497)	(0.7)
Optomai litigation costs	(195)	(0.3)	(484)	(0.6)	—	—
Accretion of contingent consideration	172	0.2	2,945	3.9	(169)	(0.2)
Restructuring charges	—	—	(276)	(0.4)	(1,586)	(2.2)

Total operating expenses - non-GAAP	$19,205	25.6%	$17,423	23.4%	$20,414	28.0%

Income from operations - GAAP	$11,747	15.7%	$14,513	19.5%	$8,491	11.6%
Amortization expense	789	1.1	1,386	1.9	640	0.9
Non-cash compensation expense	1,263	1.7	1,573	2.1	533	0.7
Optomai litigation costs	195	0.3	484	0.6	—	—
Accretion of contingent consideration	(172)	(0.2)	(2,945)	(3.9)	169	0.2
Restructuring charges	—	—	276	0.4	1,586	2.2

Income from operations - non-GAAP	$13,822	18.4%	$15,287	20.5%	$11,419	15.6%

Net income - GAAP	$6,108	8.1%	$16,958	22.7%	$22,042	30.2%
Amortization expense	553	0.7	1,054	1.4	437	0.6
Non-cash compensation expense	885	1.2	1,196	1.6	364	0.5
Optomai litigation costs	137	0.2	368	0.5	—	—
Accretion of contingent consideration	(120)	(0.2)	(2,239)	(3.0)	115	0.2
Restructuring charges	—	—	210	0.3	1,083	1.5
Accretion of common stock warrant liability	2,026	2.7	(5,966)	(8.0)	(1,458)	(2.0)
Accretion of Class B conversion liability	—	—	—	—	(13,620)	(18.6)
Non-cash interest expense	69	0.1	54	0.1	40	0.1
Tax adjustments	—	—	(1,202)	(1.6)	(1,287)	(1.8)

Net income - non-GAAP	$9,658	12.9%	$10,433	14.0%	$7,716	10.6%

Net cash from operations - GAAP	$9,042
Contingent consideration payment	5,328

Net cash from operations - non-GAAP	$14,370

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	December 28, 2012		September 28, 2012		December 30, 2011
	Amount	Income per diluted share	Amount	Income per diluted share	Amount	Income per diluted share
Net income - GAAP:

Net income	$6,108	$0.13	$16,958	$0.36	$22,042	$5.87

Accretion of redeemable preferred stock and participating stock dividends	—	—	(49)	—	(21,291)	(5.67)

Net income attributable to common stockholders	$6,108	$0.13	$16,909	$0.36	$751	$0.20

Net income - non-GAAP	$9,658	$0.20	$10,433	$0.22	$7,716	$0.19

Diluted shares - GAAP	46,870		46,913		3,753
Convertible preferred stock	—		—		37,748
Incremental stock options, warrants, restricted stock and units	776		513		—

Diluted shares - non-GAAP	47,646		47,426		41,501

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	December 28,	September 28,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$92,574	$84,528
Accounts receivable, net	52,142	54,184
Inventories	58,629	57,459
Deferred income taxes and other current assets	13,347	16,863

Total current assets	216,692	213,034
Property and equipment, net	29,548	30,209
Goodwill and intangible assets, net	21,977	22,766
Other assets	1,989	2,064

TOTAL ASSETS	$270,206	$268,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other	$38,610	$41,155
Deferred revenue	8,067	7,992
Current portion of contingent consideration	405	6,580

Total current liabilities	47,082	55,727
Common stock warrant liability	9,587	7,561
Deferred income taxes and other long-term liabilities	5,326	5,327

Total liabilities	61,995	68,615
Commitments and contingencies
Stockholders’ equity	208,211	199,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$270,206	$268,073

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended
	December 28,	December 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,108	$22,042
Non-cash adjustments	6,413	(13,565)
Payment of contingent consideration	(5,328)	—
Change in operating assets and liabilities	1,849	(221)

Net cash from operating activities	9,042	8,256

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(1,580)	(4,503)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	(675)	(15,000)
Financing activities	1,259	(1,313)

Net cash from financing activities	584	(16,313)

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,046	(12,560)
CASH AND CASH EQUIVALENTS — Beginning of period	84,528	45,668

CASH AND CASH EQUIVALENTS — End of period	$92,574	$33,108

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com